                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            NATIONAL SEMICONDUCTOR CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 27, 1996

    NOTICE is hereby given that the Annual Meeting of Stockholders of NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), will be held at 10:00 A.M., California time, on September 27, 1996, in the Champagne 1, 2, and 3 Ballrooms of the Sofitel Hotel, 223 Twin Dolphin Drive, Redwood City, California, for the following purposes:

    1.To elect a Board of eight Directors;

    2.To  approve the addition of 6,600,000 shares  of Common Stock to the Stock
      Option Plan, as amended; and

    3.To transact such other business as may properly come before such meeting or any adjournments thereof.

    The record date for the meeting is the close of business on August 9, 1996 and only the holders of Common Stock of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          JOHN M. CLARK III
                                          SECRETARY

August 15, 1996
                        PLEASE RETURN YOUR SIGNED PROXY

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

   [LOGO]

                       NATIONAL SEMICONDUCTOR CORPORATION
                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090

          PROXY STATEMENT FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 27, 1996

                     SOLICITATION OF PROXY AND REVOCABILITY

    This Proxy Statement is furnished to stockholders of NATIONAL SEMICONDUCTOR CORPORATION (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 1996 Annual Meeting of Stockholders of the Company to be held on September 27, 1996 or any adjournments thereof. Proxies in the form enclosed, which are properly executed by stockholders, returned to management, and not revoked, will be voted at such meeting and, where specification is made on the ballot, will be so voted.
Proxies received without specification, unless revoked, will be voted for management's proposals.

    Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and the election to vote in person.

    The  Company  will  bear  the entire  cost  of  solicitation,  including the preparation, assembly, printing and mailing of this Proxy Statement, the proxies, and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of stock held in their names. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or telegraph. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Rd., Carlstadt, New Jersey 07072-2586 to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $6,500 plus out-of-pocket expenses, and Boston EquiServe, L.P., P.O. Box 1628, Boston, Massachusetts 02105-9903 to assist in the counting of proxies for a fee of approximately $3,750 plus out-of-pocket expenses. August 15, 1996 is the approximate date this Proxy Statement and accompanying proxy first will be sent to stockholders of the Company.

                             ELECTION OF DIRECTORS

    It is recommended that the Board of Directors for the ensuing year consist of the eight directors who presently constitute the Board. Directors elected at the meeting will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or unwilling to serve as a director.

    The following table indicates the age, principal occupation or employment of each nominee and the year in which each nominee became a director of the Company.

                                                                                             DIRECTOR
NOMINEE                            PRINCIPAL OCCUPATION DURING LAST FIVE YEARS      AGE(1)     SINCE
- ------------------------------  --------------------------------------------------  ------   ---------
Brian L. Halla................  Chairman of the Board, President and Chief             49        1996
                                Executive Officer of the Company(2)

Gary P. Arnold................  Chairman, President and Chief Executive Officer of     55        1989
                                  Analogy, Inc.(3)

Robert Beshar.................  Attorney -- self-employed                              68        1972

Modesto A. Maidique...........  President, Florida International University(4)         56        1993

Edward R. McCracken...........  Chairman and Chief Executive Officer of Silicon        52        1995
                                  Graphics, Inc.(5)

J. Tracy O'Rourke.............  Chairman and Chief Executive Officer of Varian         61        1992
                                  Associates, Inc.(6)

Charles E. Sporck.............  Retired(7)                                             68        1967

Donald E. Weeden..............  Chairman, Weeden Securities Corporation(8)             65        1962

- --------------
(1) Age is at May 26, 1996, the last day of the Company's fiscal year.

(2) Mr. Halla joined the Company in May 1996. Prior to joining the Company, he was Executive Vice President of LSI Logic Products at LSI Logic Corporation and had held positions at LSI Logic Corporation as Senior Vice President and General Manager, Microprocessor/DSP Products Group and Vice President and General Manager, Microprocessor Products Group.

(3) Mr. Arnold was Vice President and Chief Financial Officer of Tektronix, Inc. until October, 1992. Mr. Arnold is a director of Analogy, Inc.

(4) Dr. Maidique is a director of Carnival Corporation.

(5) Mr. McCracken is a director of Silicon Graphics, Inc.

(6) Mr. O'Rourke is a director of Varian Associates, Inc. and General Instrument Corporation.

(7) Mr. Sporck was the President and Chief Executive and Operating Officer of the Company until retirement in June 1991. Mr. Sporck is a director of Analogy, Inc.

(8) Mr. Weeden retired as Chief Executive of Weeden & Co., L.P., security dealers in April 1995. Mr. Weeden is a director of UAS Automation Systems, Inc., JMC Group Inc., and Combined Metals Reduction Corporation.

COMMITTEES AND MEETINGS OF BOARD OF DIRECTORS

    During fiscal year 1996, the Board of Directors held ten meetings. All nominees for director attended more than 75% of the aggregate number of meetings of the Board and committees of the Board on which they served during the year.

    During fiscal 1996, the Audit Committee of the Board met three times. This committee has the responsibility to review and approve the scope of the annual audit; to recommend to the Board the appointment of the independent public accountants; to interview the independent public accountants for review and analysis of the Company's financial staff, systems, and adequacy of controls; and to review any non-audit services of the independent public accountants. Current members of the Audit Committee are Messrs. Arnold, Beshar, McCracken and Weeden.

    The Stock Option and Compensation Committee of the Board, which held six meetings during fiscal 1996, has the responsibility for administering the Company's various stock option plans, reviewing and evaluating the Company's compensation programs and plans, and establishing and administering the compensation policy and executive pay programs of the Company for the Company's executive officers, including setting compensation, base salary, bonuses and other incentive awards. This committee also has the responsibility to make recommendations to the Board concerning amendments to the stock option plan and certain other compensation plans and, in certain instances, to make amendments to such plans. The current members of this committee are Messrs. Arnold, Beshar, Maidique and O'Rourke.

    The Director Affairs Committee (formerly called the Nominating Committee) of the Board, which held five meetings during fiscal 1996, has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors, and to review and make recommendations to the Board concerning corporate governance policies and procedures. The members of this committee are Messrs. Maidique, McCracken, O'Rourke and Sporck. Any stockholder who wishes to recommend a prospective nominee for the Board for the Director Affairs Committee's consideration may write: Brian L. Halla, Chairman, President and CEO, National Semiconductor Corporation, 1090 Kifer Road, M/S 16-100, Sunnyvale, California 94086-3737.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Stock Option and Compensation Committee are Messrs. Arnold, Beshar, Maidique and O'Rourke. Mr. Arnold was formerly Vice President, Finance and Chief Financial Officer of the Company until his resignation from the Company in April 1990. Mr. Beshar served as Secretary to the Board of Directors from 1965 to 1971.

CERTAIN TRANSACTIONS AND RELATIONS

    Gilbert F. Amelio, formerly Chairman of the Board, President and CEO of the Company, owns an airplane which was used for Company business travel while Mr. Amelio was still employed by the Company. Under the terms of an agreement entered into with Mr. Amelio in fiscal 1994, Mr. Amelio's airplane was used on Company business by Mr. Amelio and other employees and the Company was responsible for all direct costs associated with the operation of the airplane and paid an hourly rental fee to Mr. Amelio when the airplane was used on authorized Company business, whether by Mr. Amelio or others. The Company also employed pilots for the airplane which it owned, and these pilots devoted a portion of their time to Mr. Amelio's airplane. Mr. Amelio reimbursed the Company for costs and expenses paid by the Company that were allocable to his personal use of the airplane. Payments by the Company to Mr. Amelio totalled $196,263 in 1995 and $127,040 in 1996 and payments by Mr. Amelio to the Company totalled $36,900 in 1995 and $46,946 in 1996. Although the Company no longers own an airplane and the agreement with Mr. Amelio was terminated upon his departure from the Company, the Company considered the arrangements to be economically beneficial to it.

    During the 1996 fiscal year, Mr. Amelio was indebted to the Company as a result of advances made to Mr. Amelio on February 15, 1991 and April 11, 1991 to facilitate the purchase of his personal residence in California. The highest amount outstanding during the fiscal year was $416,263.01 (including interest). Until sale of his prior Texas residence in April 1992, the advances were evidenced by an interest free note and deed of trust executed in favor of the Company on his prior residence. Upon sale of the residence, the prior note was replaced with a promissory note in the principal amount of $450,000 bearing simple interest at the rate of seven percent (7%). The total amount of $201,265.75 (including interest) outstanding at the time of Mr. Amelio's departure from the Company has been repaid.

DIRECTOR COMPENSATION

    Each non-employee director receives an annual fee of $20,000, $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended. Committee chairmen receive an additional annual chairman's fee of $5,000. In addition, each director is reimbursed for expenses incurred in connection with these meetings. During fiscal 1996, Mr. Beshar also received an additional fee of $12,000 for legal services provided to the Board.

    Under the Director Stock Plan, non-employee directors automatically receive 1,000 shares of the Company's Common Stock (i) upon their date of appointment to the Board; and (ii) on the date of each subsequent reelection to the Board by the stockholders. During fiscal 1996, non-employee directors each were issued 1,000 shares of the Company's Common Stock on September 29, 1995. In addition, Mr. McCracken received 1,000 shares of the Company's Common Stock upon his initial appointment to the Board on July 20, 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company's Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transactions in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended May 26, 1996 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES. IN ORDER TO BE ELECTED, A NOMINEE FOR DIRECTOR MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock (its only class of equity securities outstanding) as of June 23, 1996 by each director and nominee, the two individuals who served as chief executive officer during fiscal 1996 and the four other most highly compensated executive officers, and all directors and executive officers as a group:

COMMON STOCK

                                                                        AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP      CLASS
- ----------------------------------------------------------------------  --------------------  -------------
Brian L. Halla........................................................         200,000(1)           *
Gilbert F. Amelio.....................................................         251,857(2)           *
Gary P. Arnold........................................................           4,000              *
Robert Beshar.........................................................         140,260(3)           *
Modesto A. Maidique...................................................           3,000              *
Edward R. McCracken...................................................          37,000              *
J. Tracy O'Rourke.....................................................           4,500              *
Charles E. Sporck.....................................................         192,350              *
Donald E. Weeden......................................................           7,000(4)           *
Richard M. Beyer......................................................          30,469(5)           *
Patrick J. Brockett...................................................          55,190(6)           *
Donald Macleod........................................................          83,880(7)           *
Kirk P. Pond..........................................................          97,301(8)           *
All directors and executive officers as a group.......................       1,234,772(9)           *

- ------------------------
 *  Less than 1 percent

(1) Includes 200,000 shares of restricted stock held by Mr. Halla.

(2) Includes 256 shares owned by a trust of which Mr. Amelio is a beneficiary.

(3) Includes 24,510 shares owned by Mr. Beshar's adult children in respect of which Mr. Beshar disclaims beneficial ownership.

(4) Includes 3,000 shares held by a trust of which Mr. Weeden is a beneficiary.

(5) Includes 278 shares held by a trust of which Mr. Beyer is a beneficiary and 26,250 shares which Mr. Beyer has the right to acquire within 60 days through the exercise of stock options.

(6) Includes 258 shares owned by a trust of which Mr. Brockett is a beneficiary and 50,875 shares which Mr. Brockett has the right to acquire within 60 days through the exercise of stock options.

(7) Includes 890 shares owned by a trust of which Mr. Macleod is a beneficiary and 71,550 shares which Mr. Macleod has the right to acquire within 60 days through the exercise of stock options.

(8) Includes 3,000 shares owned by the estate of Mr. Pond's wife, 459 shares held by a trust of which Mr. Pond is a beneficiary and 82,250 shares which Mr. Pond has the right to acquire within 60 days through the exercise of stock options.

(9) Includes 434 shares owned by spouses, 3,000 shares owned by the estates of deceased spouses, 24,510 shares owned by adult children in respect of which beneficial ownership is disclaimed, 9,008 shares owned by trusts of which the officer and/or director is a beneficiary and 324,650 shares which can be acquired within 60 days through the exercise of stock options.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the two individuals who served as the Company's Chief Executive Officer during fiscal 1996 and the Company's four other most highly compensated executive officers during fiscal 1996 (collectively hereinafter referred to as the named executive officers) for the last three fiscal years ended May 29, 1994, May 28, 1995 and May 26, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                ANNUAL COMPENSATION
                                                           -------------------------------------------------------------
           NAME AND                                          SALARY                 BONUS                 OTHER ANNUAL
    PRINCIPAL POSITION(1)                    YEAR             ($)                    ($)                COMPENSATION(7)
- ------------------------------               ----          ----------           -------------           ----------------
Brian L. Halla                               1996          $  40,000
 Chairman, President and                     1995
 CEO(2)                                      1994

Gilbert F. Amelio                            1996            585,934            $    726,014
 Chairman, President and                     1995            694,249                 792,015
 CEO(3)                                      1994            649,847

Richard M. Beyer                             1996            340,397                 122,505            $       211,793
 Executive Vice President and                1995            300,926                 225,005
 Chief Operating Officer(4)                  1994            280,292                 337,505(12)

Patrick J. Brockett                          1996            299,241                  99,128                     96,252
 President, International                    1995            270,217                 206,256
 Business Group(5)                           1994            252,455                 250,013

Donald Macleod                               1996            289,419                  97,502                     93,992
 Executive Vice President,                   1995            267,236                 206,256
 Finance and Chief Financial                 1994            242,155                 251,009
 Officer

Kirk P. Pond                                 1996            414,521                 146,300
 Executive Vice President(6)                 1995            400,009                 350,000
                                             1994            310,199                 400,000

                                            LONG-TERM COMPENSATION
                                ----------------------------------------------

                                           AWARDS
                                ----------------------------        PAYOUTS
                                 RESTRICTED                      -------------
           NAME AND             STOCK AWARDS      OPTIONS        LTIP PAYOUTS         ALL OTHER
    PRINCIPAL POSITION(1)          ($)(8)          (#)(9)           ($)(10)        COMPENSATION(11)
- ------------------------------  -------------   ------------     -------------     ----------------
Brian L. Halla                  $  3,250,000        500,000
 Chairman, President and
 CEO(2)
Gilbert F. Amelio                                    43,000      $   1,774,304     $        29,355
 Chairman, President and                             44,000                                 61,297
 CEO(3)                                              40,000                                 49,704
Richard M. Beyer                                     38,000            295,630              24,045
 Executive Vice President and                        13,000                                 23,950
 Chief Operating Officer(4)                          10,000                                 19,671
Patrick J. Brockett                                  27,000            248,951              21,442
 President, International                            13,000            311,702              21,733
 Business Group(5)                                    6,500                                 16,966
Donald Macleod                                       13,000            248,951              20,708
 Executive Vice President,                           13,000            302,111              21,349
 Finance and Chief Financial                          6,500                                 18,274
 Officer
Kirk P. Pond                                         18,000            311,190              34,292
 Executive Vice President(6)                         20,000            407,610              35,081
                                                     10,000                                 26,302

- --------------
(1) Position is at the end of fiscal 1996.

(2) Mr. Halla joined the Company in May 1996.

(3) Mr. Amelio left the Company in February 1996, and is not eligible to receive a bonus or LTIP Payout for fiscal 1996.

(4) Mr. Beyer left the Company in June 1996 after the end of the Company's fiscal year.

(5) Mr. Brockett is now Executive Vice President, Worldwide Sales and Marketing.

(6) Mr. Pond is now President and CEO of the Company's Fairchild Semiconductor organization.

(7) In 1994, for Mr. Beyer includes $86,291 reimbursed for the payment of taxes and $125,502 paid in connection with relocation; for Mr. Brockett, includes $10,574 reimbursed for the payment of taxes and $85,678 paid in connection with relocation; for Mr. Macleod, includes $18,762 reimbursed for the payment of taxes and $75,230 paid in connection with relocation. Where no amount is given, the dollar value of prerequisites paid to the named executive officer does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(8) Value shown is based on the closing market price on date of grant. The total number of shares of restricted stock held by Mr. Halla at the 1996 fiscal year end was 200,000, valued at $3,250,000, based on the closing market price on the last trading day of the fiscal year. The total number of shares awarded as restricted stock in fiscal 1996 to Mr. Halla was 200,000 and the restrictions on the restricted stock will lapse in equal amounts of 50,000 shares over a period of four years on each anniversary of the grant date, commencing May 3, 1997. Although the Company has never paid dividends on its common stock, if any dividends are paid, they will be paid on the restricted stock.

(9) Options granted under the Stock Option Plan. Excludes options and purchase rights granted under the Employees Stock Purchase Plan.

(10) LTIP Payouts are made under the Performance Award Plan, which had its first payout at the end of fiscal 1995. Mr. Beyer was not a participant in the Performance Award Plan cycle that paid out in fiscal 1995. Awards are paid partly in cash and partly in stock and the payout amount shown is a total of the fair market value of the stock on the payout date plus the cash portion of the award.

(11) Consists of the following:

    (a) contributions and allocations to the Company's defined contribution retirement plans:

                                  MR. HALLA     MR. AMELIO    MR. BEYER   MR. BROCKETT  MR. MACLEOD    MR. POND
                               ---------------  -----------  -----------  ------------  ------------  -----------
1996.........................     $       0      $   5,763    $  19,395    $   16,312    $   15,554    $  24,560
1995.........................                       39,973       19,768        17,113        16,707       26,190
1994.........................                       29,973       16,879        14,969        14,572       18,550

    (b) value of life insurance premiums paid by the Company for term life insurance:

                                  MR. HALLA     MR. AMELIO    MR. BEYER   MR. BROCKETT  MR. MACLEOD    MR. POND
                               ---------------  -----------  -----------  ------------  ------------  -----------
1996.........................     $       0      $  23,592    $   4,650    $    5,130    $    5,154    $   9,732
1995.........................                       21,324        4,182         4,620         4,642        8,891
1994.........................                       19,731        2,792         1,997         3,702        7,752

(12) For 1994, includes $50,000 bonus paid to Mr. Beyer on relocation.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options in fiscal 1996 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                                             % OF TOTAL
                                                OPTIONS    OPTIONS GRANTED   EXERCISE OR               GRANT DATE
                                                GRANTED    TO EMPLOYEES IN   BASE PRICE   EXPIRATION  PRESENT VALUE
NAME                                            (#)(1)     FISCAL YEAR(2)     ($/SH)(3)      DATE        ($)(4)
- ---------------------------------------------  ---------  -----------------  -----------  ----------  -------------
Brian L. Halla...............................    500,000          12.73       $   16.25     5-4-06     $ 5,175,625
Gilbert F. Amelio............................     43,000           1.10           28.25    9-29-05         737,353
Richard M. Beyer.............................     18,000            .46           28.25    9-29-05         308,660
                                                  20,000            .51           22.50    12-20-05        273,150
Patrick J. Brockett..........................     12,000            .31           28.25    9-29-05         205,773
                                                  15,000            .38           22.50    12-20-05        204,863
Donald Macleod...............................     13,000            .33           28.25    9-29-05         222,921
Kirk P. Pond.................................     18,000            .46           28.25    9-29-05         308,660

- --------------
(1) Options granted under the Stock Option Plan during fiscal 1996. Options are granted at fair market value at date of grant exercisable over the optionee's period of service with the Company, measured from the grant date, from six months to four years after the date of grant. Each option has a maximum term of ten years and one day, subject to earlier termination in the event of the optionee's termination of employment with the Company.

(2) A total of 3,926,300 options were granted to employees, including executive officers, during fiscal 1996.

(3) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or in a combination of cash and stock. The Stock Option and Compensation Committee (the "Committee") permits payment of all or part of applicable withholding taxes due upon exercise of the option by withholding of shares, valued at the fair market value of the Company's Common Stock on the date of exercise, otherwise issuable upon exercise of the option.

(4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Grant date values were determined based in part on the following assumptions: risk free rate of return of 7.5%, no dividend yield, time of exercise of ten years, discount for vesting restrictions of 0%-3% per year, and annualized volatility of 39.7% (based on historical stock prices for five years preceding the grant date).

OPTION EXERCISES

    The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES(1)

                                                                          NUMBER OF
                                                                         UNEXERCISED      VALUE OF UNEXERCISED
                                                                         OPTIONS AT       IN-THE-MONEY OPTIONS
                                                                         FY-END (#)         AT FY-END ($)(3)
                                                           VALUE      -----------------  ----------------------
                                      SHARES ACQUIRED    REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                  ON EXERCISE (#)     ($)(2)        UNEXERCISABLE        UNEXERCISABLE
- ------------------------------------  ---------------  -------------  -----------------  ----------------------
Brian L. Halla......................             0      $         0       0/500,000               $0/0
Gilbert F. Amelio...................       361,250        2,862,531          0/0                  0/0
Richard M. Beyer....................             0                0     26,250/58,750        90,188/36,563
Patrick J. Brockett.................             0                0     50,875/42,875        463,391/19,891
Donald Macleod......................             0                0     71,550/28,750        699,906/19,344
Kirk P. Pond........................        25,000          593,750     82,250/41,750        728,594/27,656

- ------------------------
(1) Excludes any shares that can be acquired under the Company's Employees Stock Purchase Plan.

(2) Market value of the underlying shares based on the opening price of the Company's Common Stock on the date of exercise less the exercise price.

(3) Represents the difference between $16.25, the market price of the Company's Common Stock at fiscal year end, and the exercise price.

LONG TERM INCENTIVE PLANS

    The following table provides information with respect to the named executive officers concerning awards made under the Company's Performance Award Plan, the Company's only plan for long term incentive compensation, during fiscal 1996. The Performance Award Plan was adopted during fiscal 1993 and the payouts made under the Performance Award Plan at the end of fiscal 1995 and 1996 are shown in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                      PERFORMANCE
                                                       OR OTHER         ESTIMATED FUTURE PAYOUTS
                                                        PERIOD               UNDER NON-STOCK
                                        NUMBER OF        UNTIL            PRICE-BASED PLANS(3)
                                      SHARES, UNITS   MATURATION   -----------------------------------
                                     OR OTHER RIGHTS      OR        THRESHOLD    TARGET      MAXIMUM
NAME                                     (#)(1)        PAYOUT(2)       (#)         (#)         (#)
- -----------------------------------  ---------------  -----------  -----------  ---------  -----------
Brian L. Halla.....................             0         --           --          --          --
Gilbert F. Amelio..................        37,000      3-5 years        3,700      37,000      74,000
Richard M. Beyer...................        15,000      3-5 years        1,500      15,000      30,000
Patrick J. Brockett................        11,000      3-5 years        1,100      11,000      22,000
Donald Macleod.....................        11,000      3-5 years        1,100      11,000      22,000
Kirk P. Pond.......................        18,000      3-5 years        1,800      18,000      36,000

- ------------------------
(1) Denominated in Performance Award Plan units.

(2) The Performance Award Plan cycle runs from three to five fiscal years depending on achievement of target goals. If the target goals are achieved in either the third or fourth fiscal year of the cycle, payout of the award is made at that time. If the target goals are not achieved in either the third or fourth fiscal year, payout of the award will be made at the end of the fifth fiscal year, provided at least the threshold level of performance has been achieved.

(3) Payouts of awards are tied to achieving specified levels on both average normalized return on equity (ANROE) and cumulative average growth rate
    (CAGR). The target amount will be earned if the mix of ANROE and CAGR achieves a certain level. Other amounts, ranging from threshold to maximum, will be earned depending on the matrix composed of a mix of ANROE and CAGR. Estimated future payouts are shown in number of Performance Award Plan units that would be awarded if the threshold, target or maximum levels were achieved; the cash value of the Performance Award Plan units will be based on the average fair market value of the Company's Common Stock at the time awards are actually determined.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has traditionally not used employment contracts for its executive officers or entered into special compensatory plans or arrangements for compensation of executive officers upon termination of employment or change in control of the Company. Upon termination of employment, executive officers are entitled to receive the same benefits as any other terminating employee, including payment of accrued vacation. Executive officers whose employment is terminated by the Company by reason of reduction-in-force have received under Company practice salary and benefits for six months to one year after the date of termination. In addition, directors and certain other officers at the vice president or higher level appointed by the Board who retire from the Company may continue to participate in the Company's group medical and dental plans after retirement. As of the fiscal year ended May 26, 1996, eight retired officers and directors were participants. Amounts paid by the Company under this program during fiscal 1996 totalled $48,990.

    The Board has adopted a retirement policy for members of the Board of Directors providing for the payment of the annual director's fee for a period of one half of the number of years the director served on the Board. One retired director is currently receiving payments under this policy. The Company also has entered into a ten year consulting agreement with its retired former chairman providing for the payment of $250,000 per year.

    After the end of fiscal 1996, the Company entered into a negotiated agreement with Richard M. Beyer, who left the Company in June 1996. The agreement provides for payment of Mr. Beyer's salary at a rate of $350,000 per annum and continuation of benefits until the earlier of June 30, 1997 or the date Mr. Beyer becomes employed on a full-time basis, payment of an incentive award under the Executive Officer Incentive Plan for fiscal 1997 calculated at a target incentive of 70% of salary prorated through the date salary ends, crediting of service through the date salary ends towards any payment of Cycles III and IV of the Performance Award Plan (payment amounts not determined until the Cycle awards are calculated), and payment of vacation accrued through the date salary ends.

    The Company has also entered into a Retention Agreement dated July 1996 with Kirk P. Pond, which assigns to Mr. Pond full management responsibility for the Company's Logic and Memory product lines (which now comprise the Fairchild Semiconductor organization), including the manufacturing operations related thereto. Compensation for this assignment is Mr. Pond's salary at the rate of $418,000 per annum, a stock option for 100,000 shares, vesting of which will be accelerated if Mr. Pond's employment is terminated at the end of his assignment, an incentive reflecting returns to the Company of the businesses run by Mr. Pond, and an incentive based on the value received by the Company upon any sale or other disposal of the businesses. In addition, Mr. Pond has agreed to enter into a negotiated agreement with the Company providing for benefits upon termination of employment as follows: payment of salary and benefits for twelve months, payment of an incentive at 70% of base salary, crediting of one additional year's service towards any payment of Cycles III and IV of the Performance Award Plan (payment amounts not determined until Cycle Awards are calculated), and payment of vacation accrued through the date salary ends.

               STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Stock Option and Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation:

    COMPENSATION PHILOSOPHY

    Under the supervision of the Stock Option and Compensation Committee of the Board of Directors, the Company has implemented compensation policies, plans and programs designed to enhance the profitability of the Company and stockholder value by trying to align the financial interests of the Company's senior managers with those of its stockholders. As a general rule, base salaries are set at levels competitive to the electronics industry as a whole. Annual and longer term incentive compensation programs are used in an effort to attract and retain executive officers and other key employees and to motivate them to perform to the full extent of their ability. Both types of incentive compensation are variable and closely related to performance goals intended to encourage a continuing focus on profitability and stockholder value.

    Compensation for each of the officers identified in the proxy statement ("Named Officers"), as well as other individuals designated by the Board as officers subject to Section 16 of the Securities and Exchange Act of 1934 ("Executive Officers"), consists of a base salary and annual and long-term incentive compensation. Base salaries are fixed to be competitive in the electronics industry. Annual and longer-term incentive compensation is more variable and closely tied to the Company's success in achieving significant performance goals for the fiscal years in question. With the exception of stock options, incentives paid in the past are not considered in setting current incentive targets. More specific information on each of these compensation elements follows.

    SALARIES

    It is the Committee's objective to fix base salaries at levels that are competitive (what is perceived to be the middle of the range) to those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including those companies making up the semiconductor manufacturers in the peer group line of the stock performance graph. The Committee believes that this is necessary to attract and retain the executive talent required to lead the Company as the Company competes with a large number of companies in the electronics industry, including semiconductor manufacturers, for executive talent. At the end of each fiscal year, each Executive Officer (excluding the President and CEO) is reviewed by the President and CEO and, where applicable, his or her manager, using the same review standards applied to all employees in the Company. The review made in fiscal 1996 for performance in fiscal year 1995 covered results achieved on specific performance objectives and evaluation of position performance characteristics and peer, subordinate and internal customer feedback. Specific performance objectives vary depending on the Executive Officer's position and responsibilities (i.e., an operations manager may be given an objective of achieving a certain profit target for the manager's business unit operation while the chief financial officer may be given an objective of implementing certain financial control systems). Position performance characteristics reviewed in fiscal 1996 included technical/functional skills; execution/productivity; customer focus/quality; communications/ interpersonal skills; team participation; innovation/problem solving; leadership/employee development; and other position-specific characteristics identified by the appropriate manager, with each position performance characteristic weighted equally. Peer, subordinate and internal customer feedback was also considered in the review process. The Executive Officer's manager then made a recommendation as to salary, including salary increases, based on the manager's performance judgment. The Committee reviewed independently these recommendations and approved, with any modifications it deemed appropriate, the annual salary, including salary increases, for the Executive Officers (other than the President and CEO). Industry, peer group and national survey results were also considered in making salary determinations to maintain parity of the Company's pay practices within the electronics industry.

    With respect to the salary for the President and CEO during fiscal year 1996, the Committee reviewed and fixed the base salary of Mr. Amelio, who was President and CEO of the Company until February 1996, separately based on the Committee's assessment of his performance at that time and its expectations as to his future contributions. Competitive compensation data was considered a primary factor in setting Mr. Amelio's salary. During fiscal 1996, Mr. Amelio was given a salary increase of 4.5% which kept his total cash compensation (based on salary and incentives at the 100% performance level) to what was perceived to be the middle of the range for chief executive officer compensation for a broad range of electronics manufacturers (a group that is considerably larger than the semiconductor manufacturers included in the peer group line in the stock performance graph). The base salary for Mr. Halla, who joined the Company as President and CEO in May 1996 shortly before the end of the fiscal year, was set at a competitive level for the electronics industry. Mr. Halla was also given significant additional stock-based compensation. (See "New CEO Compensation," infra). Mr. Halla will not be given a salary increase in fiscal 1997 at the time other Executive Officers receive increases after the end of fiscal 1996.

INCENTIVE COMPENSATION

    EXECUTIVE OFFICER INCENTIVE PLAN

    Annual incentive compensation for fiscal 1996 was awarded under the Executive Officer Incentive Plan ("EOIP"). The EOIP, in which only Executive Officers may participate, is modeled on the Company's Key Employee Incentive Plan which has been in effect for several years and is still available for key employees who are not Executive Officers of the Company. Under the EOIP, incentive awards are calculated at the end of the fiscal year, with the amount of the award based upon achievement of financial and other performance measures (or goals) based on business criteria specified in the EOIP. At the beginning of the fiscal year, the Committee reviewed and approved, making such modifications as it deemed necessary, the recommendations of Mr. Amelio and the Company's finance department for the financial and strategic performance goals and the specific weights assigned to the performance goals. To foster teamwork, all EOIP participants were given the same performance goals and the same goal weighing. Financial goals for fiscal 1996 were based on profit before income tax and increases in bookings and billings with performance measured against targets set for the end of each fiscal half and the end of the fiscal year and the weight assigned to the financial goals was 40% of the total weight. Other goals (and their weightings) were as follows: improvements in cost as a percentage of sales (12.5%), scrap reductions (12.5%), milestone achievements in new product development (10%), increases in employee satisfaction as measured by employee surveys (10%), and market share growth in certain markets (10%). All goals had numerical measurements specified for defining levels of achievement.

    At the start of the fiscal year, the Committee also set target incentive levels, which established the expected value, as a percentage of base salary, of an EOIP award at a performance rating of 100%. Those target incentive levels were set for all Executive Officers, including the President and CEO, at levels that would be expected to bring total annual cash compensation (salary and EOIP award paid out at a 150% performance rating) to the level that is perceived to be the top quarter of the range for senior executives at electronics manufacturers in general (again, a group that is considerably larger than the semiconductor manufacturers included in the peer group line in the stock performance graph). Actual awards can range from 0% to 200% of the target incentive. At the end of the fiscal year, the Committee reviewed the performance of the Executive Officers against the collective goals, and the results of this review process were used by the Committee to determine the total performance score, which was the same for each Executive Officer.

    The EOIP does not permit the Committee to make discretionary increases in the incentive that would otherwise be paid once performance is measured. The goals set for fiscal 1996 were extremely aggressive and with the downturn in the semiconductor industry, particularly in the second half of the fiscal year, the overall performance achieved on the goals was at approximately 50% of target. As a result, the EOIP awards for fiscal 1996 (which appear as "Bonus" in the Summary Compensation Table) were paid out at achievement levels considerably lower than those reached in the prior two fiscal years. All Executive Officers received the same performance rating on the EOIP goals, which was then applied to the target incentive level to determine the final dollar amount of the incentive award. This approach of setting the same goals and awarding the same performance ratings for all Executive Officers was specifically designed to encourage teamwork among the Executive Officers by cutting across functional lines to focus on overall corporate performance.

    Neither Mr. Amelio nor Mr. Halla were given an EOIP award for fiscal 1996. Mr. Amelio left the Company during the middle of the fiscal year and the terms of the EOIP require EOIP participants to be employed by the Company at the end of the fiscal year in order to be eligible for an award. Mr. Halla only joined the Company shortly before the end of the fiscal year and thus did not qualify for EOIP participation for fiscal 1996.

    PERFORMANCE AWARD PLAN

    The Performance Award Plan ("Performance Plan"), which was first adopted during fiscal 1993, provides for the award of stock and/or cash based on performance units assigned to participants at the start of Performance Plan cycles running from three to five fiscal years and the achievement of performance goals during that cycle. The Committee is responsible for the administration of the Performance Plan. For fiscal 1996 and based on the recommendations of the Company's senior human resources executive management, the Committee selected the Company's Executive Officers and certain members of the Company's Management Committee for participation in the Performance Plan. Target awards, expressed as a number of performance units, were assigned by the Committee to the participants and are shown for the Named Officers in the Long Term Incentive Plans table. Although Mr. Amelio is shown as having been given a target award during fiscal 1996, he is not eligible to receive a payout since he is no longer with the Company. Mr. Halla was not given a target award during fiscal 1996 because he joined the Company near the end of the fiscal year. The number of performance units assigned to each Executive Officer was based on a calculation of salary multiples and a desired stock price, with the intention that a certain portion of the compensation package should be paid in stock. The Committee also approved performance goals and triggering performance goals for the Performance Plan cycle commencing in fiscal 1996, with both set in terms of the Company's return on equity and cumulative average growth rate, goals which the Committee believes will focus Executive Officers on achieving shareholder value. The triggering performance goal "triggers" the payout of the award if it is met in either the third or fourth year of the five year Performance Plan cycle. At the time awards are determined, the number of performance units actually received, as a percentage of the target award, is determined by the Company's actual performance against the stated goals. No participant can receive more than 200% of the number of target award performance units.

    The Committee has the sole power and discretion to pay Performance Plan awards in Company Common Stock, or as a combination of stock and cash, with the cash portion not to exceed 50% of the total award unless the Committee determines, due to extenuating circumstances, that it is more appropriate to pay awards entirely in cash. It is intended however that Performance Plan awards will be paid in Company stock to the greatest extent possible. The Committee intends that participants who receive awards under the Performance Plan will receive a reduced number of stock options under the Company's stock option programs, while keeping the percentage of compensation paid based on the Company's stock value roughly equal to that used in the past.

    At the end of fiscal 1996, the performance goals based on annual returns on equity set in fiscal 1994 for Cycle II of the Performance Award Plan had been exceeded and payout of awards under Cycle II was triggered. The goals as originally set in fiscal 1994 were considered extremely aggressive and the three year performance of the Company, notwithstanding the recent downturn in the semiconductor industry, was well above the triggering performance level. The amounts paid under the Performance Award Plan are shown under "LTIP Payouts" in the Summary Compensation Table. The award was paid in a combination of cash and stock; the cash value of each performance unit was $15.3689167, the average price of the Company's stock over the last forty-five trading days of the fiscal year, and for purposes of payment in stock each performance unit was equal to one share of Common Stock. The dollar value of the stock portion of the award shown in the table was calculated at a stock price of $15.75, representing the stock price on July 8, 1996, the date award payouts were approved. Mr. Amelio did not receive a payout under Cycle II because he left the Company in the middle of the Cycle II and the terms of the Performance Plan do not permit participants who voluntarily leave the Company during a cycle to receive an award.

    STOCK OPTIONS

    For many years, the Company has provided stock options as an incentive to its executives and key employees to promote the growth and profitability of the Company. Stock options have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the electronics and semiconductor industries.

    The Committee is responsible for the administration of the Company's stock option programs. Option grants are made under the Stock Option Plan, as amended, at the fair market price on date of grant and expire up to ten years and one day after the date of the grant. The Committee believes stock options are a competitive necessity in the electronics industry, particularly in the semiconductor portion thereof.

    Options are viewed as long term incentive compensation. As a general rule, the Committee believes that a certain portion of the compensation package for all Executive Officers, including the President and CEO, should be based on long term incentives with the goal again to bring total compensation (salary plus annual and long term incentives) to a level that is at the middle of the range for senior executives at electronics manufacturers in general. Options are valued at the date of grant using a variation of the Black-Scholes valuation method; this method determines the number of options to be granted to bring the total compensation package to this competitive level.

    In fixing the grants of stock options to Executive Officers, including the Named Officers other than the President and CEO, the Committee reviewed with the President and CEO the recommended individual awards, taking into account prior option grants still outstanding, and, more importantly, the respective scope of accountability, strategic and operational goals, anticipated performance requirements and contributions of each Executive Officer, as well as formulae for salary multiples and option valuation under the Black-Scholes valuation method that are designed to value the total compensation package. The award to Mr. Amelio when he was President and CEO was fixed separately and was based, among other things, on prior option grants still outstanding, and, more importantly, on a review of his total compensation package and the Committee's perception of his past and expected future contributions to the Company's achievement of its long-term performance goals. As part of the compensation package made available to Mr. Halla, the Committee granted Mr. Halla an option for 500,000 shares, which is the maximum number of shares that may be granted during a fiscal year to any one individual under the Company's Stock Option Plan.

    NEW CEO COMPENSATION

    As noted above, Mr. Halla joined the Company near the end of fiscal 1996. The compensation package made available to Mr. Halla was heavily weighted in stock and stock options in an effort to align his interests with those of the Company's stockholders and to compensate him for the significant value in unvested stock options granted by his prior employer forfeited by him in order to join the Company. In addition to a base salary viewed as competitive by the Committee, Mr. Halla was guaranteed an EOIP award for fiscal 1997 at a

100% incentive level, granted an option for 500,000 shares, and awarded a special one-time grant of 200,000 shares of restricted stock. The restrictions on the restricted stock expire in four equal annual installments, and the award to Mr. Halla is shown in the Summary Compensation table.

    LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION FOR FEDERAL INCOME TAX PURPOSES

    The Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") precludes the Company from taking a deduction for compensation in excess of $1 million for the chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Committee believes that the EOIP, the Stock Option Plan and the Performance Plan all qualify as performance-based compensation under the regulations issued under the 1993 Act, allowing the Company to deduct compensation paid to Executive Officers under these plans. However, the restricted stock issued to Mr. Halla, and to the extent that Mr. Halla's performance under the EOIP is not at the 100% level, EOIP compensation to Mr. Halla for fiscal 1997, will not be considered performance based, and, as such, compensation amounts in excess of $1,000,000 will not be deductible. The Committee believes that this is justified because it was essential to include these items in Mr. Halla's compensation package in order to attract him to the Company.

    Submitted by members of the Stock Option and Compensation Committee:

                      Gary P. Arnold -- Chairman

 Robert Beshar          Modesto A. Maidique          J. Tracy O'Rourke

                       AMENDMENT OF THE STOCK OPTION PLAN

    For several years, the Company has provided stock options as an incentive to its executives and key employees to promote the growth and profitability of the Company. Management views stock options as a major means to attract and retain highly qualified executives and key personnel upon whose judgment, skill, and initiative the Company's success is largely dependent. In addition, stock options are considered a competitive necessity in the semiconductor industry.

    The Company's Board of Directors, subject to stockholder approval, has amended the Stock Option Plan ("Plan") to increase the number of shares subject to the Plan from 32,754,929 shares to 39,354,929 shares. Options granted under the Plan may be incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code") or may be options which are not incentive stock options ("non-qualified stock options.")

DESCRIPTION OF THE PLAN

    The Plan as amended authorizes the grant of options to purchase up to 39,354,929 shares of the Company's $.50 par value Common Stock to eligible employees of the Company and its subsidiaries. As of May 26, 1996, 17,507,111 shares had been issued under the Plan, 12,320,729 shares were subject to options outstanding held by 3,396 employees, and 2,927,089 shares were available for additional option grants (excluding the 6,600,000 shares subject to approval by stockholders). As of such date, the outstanding options under the Plan had an average exercise price of $15.537, expiration dates ranging from July 22, 1996 to May 3, 2006, and the market value per share of stock was $16.25 per share. The reservation of the additional shares is contingent upon approval by stockholders holding a majority of the Company's shares present and voting at the Annual Meeting, although options may be granted, but not exercised, prior to and subject to such stockholder approval. The shares issued upon the exercise of options granted may be previously unissued shares, reacquired shares or shares bought on the market.

    The Plan was initially adopted by the Company's stockholders on September 23, 1977 with an original termination date no later than March 14, 1987. The Plan was amended and readopted by the Board on April 13, 1985 and the readopted Plan was approved by the Company's stockholders on October 25, 1985. The Plan was restated by the Board on April 22, 1994 and the restated Plan was approved by the Company's stockholders on September 30, 1994.

    The Plan is administered by a committee of the Board appointed by a majority of the Board. The committee consists of not less than three members of the Board, none of whom are eligible to participate in the Plan and have not been eligible for at least one year prior to serving on the committee. The committee currently administering the Plan is the Stock Option and Compensation Committee ("Committee") and the present members of the Committee are Messrs. Arnold, Beshar, Maidique and O'Rourke. The Committee has sole authority and discretion, subject to the provisions of the Plan, to determine the individuals to whom and the dates on which options will be granted, the dates on which options will become exercisable, the dates on which options will expire, the type of options to be granted, whether the option will be transferable, the number of shares to be subject to each option, and the purchase price of such shares. The purchase price under each option granted shall in no instance be less than 100% of fair market value on the date of grant. Options may be granted only to key employees (including executive officers) of the Company and its subsidiaries, as selected by the Committee. A director of the Company is not eligible to be granted an option under the Plan unless the director is also an employee of the Company and/or of any subsidiary. Subject to

Committee approval, options can be transferable to family members or trusts for the benefit of family members, but terms of the option remain in effect once an option has been transferred. Under the Plan, no person may be granted more than 500,000 options during any one fiscal year of the Company.

    The purchase price for all shares purchased pursuant to options exercised must be either paid in full in cash, or paid in full, with the consent of the Committee, in Common Stock of the Company valued at fair market value on the date of exercise or a combination of cash and Common Stock. The Committee may permit the payment of all or part of applicable withholding taxes due upon exercise of an option by withholding of shares, valued at the fair market value of the Company's Common Stock on the date of exercise, otherwise issuable upon exercise of the option. Options may not be granted in exchange for the cancellation of options previously granted under the Plan or under any other stock option plan of the Company.

    Subject to the Plan provisions, all options granted are exercisable on such terms and conditions as the Committee prescribes, except that the term of an option may not exceed ten years and one day and an option may not be exercised under any circumstance, including death, unless the employee has remained in the continuous employment of the Company (or a subsidiary) for six months following the option grant date. The Committee can prescribe, for example, that an option be exercisable in full six months following the grant date, or it can prescribe that an option be exercised in installments over some longer period of time.

    Each option granted under the Plan is to be evidenced by a stock option agreement between the Company and the employee. In the event of any change in the shares of the Company through the declaration of a stock dividend or a stock split-up or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for grant of options, as well as the shares subject to any outstanding option and the exercise price thereof, shall be appropriately adjusted by the Committee.

    Under the Plan, an employee may, upon termination of employment for any reason other than retirement, permanent disability, or death, exercise an option at any time within three months after such termination to the extent such employee was entitled to exercise the option at the date of termination, but not after expiration of the option term. In the event of termination of employment by retirement or permanent disability, the option may be exercised in accordance with its terms at any time within five years after the termination, but not after expiration of the option term. In the event an employee dies while employed by the Company, the employee's legal representative may exercise the option in accordance with its terms and conditions at any time within five years after the employee's death, but not after expiration of the option term. If the employee dies during the three months following termination for any reason other than retirement or permanent disability, the employee's legal representative may exercise the option at any time within a period of one year after the employee's death to the extent that the employee was entitled to exercise the option at date of death, but not after expiration of the option term. The Committee may reinstate any portion of any option previously granted if within 90 days following termination the employee is recalled to the active payroll.

    In the event the Company is merged into or acquired by another entity in a transaction involving a change in control, the Committee has the authority, but not the obligation, to accelerate vesting of any outstanding options. The
Committee may also ask the Board to negotiate, as part of any agreement involving a sale or merger of the Company or any similar transaction, terms providing protection for employees holding options under the Plan.

    The Board may amend, modify or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or any other purpose permitted by law. Stockholder approval will be sought for Plan amendments if it is determined to be required or advisable under Securities and Exchange Commission or Internal Revenue Service Regulations, applicable stock exchange rules, or other applicable laws or regulations.

    An employee will not be deemed to have received any compensation for Federal income tax purposes upon the grant of a non-qualified stock option but will realize taxable ordinary income at the time of exercise in the amount of excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price. The basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares, plus any ordinary income recognized as a result of the exercise of such option. If the employee holds such shares for more than one year following the date taxable income is realized as a result of the exercise of the option, any gain realized upon disposition will be taxed to the employee as long-term capital gain. If an employee exercises a non-qualified stock option and makes payment with shares of the Company's Common Stock, neither the employee nor the Company will recognize gain or loss for the number of shares equally exchanged at the time of exericse. However, the additional shares transferred to the employee will cause him to realize, at the time of exercise, taxable ordinary income in an amount equal to the fair market value of the additional shares transferred to the employee less any cash paid by the employee. The exchange of shares acquired by an employee through a prior exercise of a qualified stock option, an incentive stock option, or under the Company's Stock Purchase Plan does not constitute a premature disposition of such shares. The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the employee upon the exercise of the option.

    An employee will not be deemed to have received any compensation for Federal income tax purposes either at the time of grant or at the time of exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of such shares within two years from the date of the granting of such option nor within one year after the transfer of the shares to the employee, any gain realized upon disposition will be taxed to the employee as long-term capital gain. In such case the Company will not be entitled to a deduction for Federal income tax purposes in connection with either the grant or the exercise of the option. However, if the employee disposes of the shares other than as described above, any gain realized will be taxed as ordinary income in an amount equal to the difference between the exercise price and either the value of the shares at the time of exercise or the sales price, whichever is less; and the excess, if any, of the sales price over the value of the shares at the time of exercise will be treated as long-term capital gain if the employee held such shares for more than one year following exercise of the option. If an employee exercises an incentive stock option and makes payment with shares of the Company's Common Stock, generally neither the employee nor the Company will recognize gain or loss at the time of exercise. However, if an employee exercises an incentive stock option and makes payment with shares acquired through a prior exercise of a qualified stock option, an incentive stock option, or under the Company's Stock Purchase Plan, that exchange will constitute a premature disposition of such shares unless the shares tendered have been held for the period required by the Code. The Company will be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the employee upon disposition of the shares.

    An employee will not be in receipt of an item of "tax preference" for purposes of the minimum tax imposed by Section 55 of the Code upon the grant or exercise of a non-qualified stock option. Although the

Tax Reform Act of 1986 eliminated the special long-term capital gain deduction so that the entire gain on disposition of stock acquired under the Restated Plan is taxed at ordinary income tax rates, 1990 amendments to the Code have made 28% the maximum tax rate applicable to net long term capital gains.

    In order for compensation realized by any of the executive officers named in the Summary Compensation Table ("Named Executive Officers") to be deductible by the Company, IRS regulations require any option plan to state the maximum number of options that can be granted to any one individual during a fiscal year. The maximum number under the Plan is 500,000 options.

SUMMARY OF BENEFITS UNDER THE PLAN

    It is not possible to state the number of options that might be granted in the future to any particular individual. The following table sets forth the number of options and option prices for options granted during the last fiscal year:

                                                                          NUMBER OF
NAME AND POSITION                                                      OPTIONS GRANTED    GRANT PRICE
- ---------------------------------------------------------------------  ---------------  ---------------
Brian L. Halla.......................................................        500,000    $    16.25
 Chairman, President and CEO

Gilbert F. Amelio....................................................         43,000         28.25
 Chairman, President and CEO

Richard M. Beyer.....................................................         18,000         28.25
 Executive Vice President and Chief Operating Officer                         20,000         22.50

Patrick J. Brockett..................................................         12,000         28.25
 President, International Business Group                                      15,000         22.50

Donald Macleod.......................................................         13,000         28.25
 Executive Vice President, Finance and Chief Financial Officer

Kirk P. Pond.........................................................         18,000         28.25
 Executive Vice President

All current Executive Officers as a group(1).........................        500,000         16.25
                                                                              83,000         28.25
                                                                              35,000         22.50

All other employees including current officers who are not Executive
 Officers............................................................      3,233,800     14.625-32.50

Outside directors are not eligible for participation in the Plan.

- ------------------------
(1) Further information on options granted to the Named Executive Officers in the last fiscal year also appears in the section on Executive Compensation. Information is as of fiscal year end.

    The following table sets forth certain information as of the end of the Company's fiscal year concerning the number of options that have been granted since the Plan was first adopted in 1977:

                                                                                      NUMBER OF OPTIONS
NAME AND POSITION                                                                         GRANTED(1)
- ------------------------------------------------------------------------------------  ------------------
Brian L. Halla......................................................................           500,000
 Chairman, President and CEO

Gilbert F. Amelio...................................................................           561,250
 Chairman, President and CEO

Richard M. Beyer....................................................................            85,000
 Executive President and Chief Operating Officer

Patrick J. Brockett.................................................................           130,200
 President, International Business Group

Donald Macleod......................................................................           106,000
 Executive Vice President, Finance and Chief Financial Officer

Kirk P. Pond........................................................................           199,000
 Executive Vice President

All current Executive Officers as a group...........................................         1,243,950

All current Directors who are not Executive Officers as a group.....................           643,750

Gary P. Arnold......................................................................            43,750
 Nominee for Director

Charles E. Sporck...................................................................           600,000
 Nominee for Director

All employees, including current officers who are not Executive Officers as a
 group..............................................................................        28,583,890

- --------------
No one person has ever received 5% or more of the total options granted.

(1) Excludes options cancelled subsequent to grant.

    The Board believes that stock options are a competitive necessity in the semiconductor industry to attract and retain employees with the skill, intelligence, education and experience upon which the Company's success is largely dependent. Stock options are used by the Company as a major element of the compensation package for many different levels of employees because options foster a proprietary identification with the Company and encourage employees to exert maximum efforts for the Company's success.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE OPTION PLAN. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index and Standard & Poor's Electronics (Semiconductors) Industry Index for the five years ending May, 1996. A three year comparison of the Company to these indices beginning the three fiscal years ending May, 1996 is also included to correspond to the three years of data included in the Summary Compensation Table. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Standard & Poor's 500 Stock Index and Standard & Poor's Electronics (Semiconductors) Industry Index. It also assumes reinvestment of all dividends.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG NSC, S&P 500 INDEX AND S&P ELECTRONICS (SEMICONDUCTORS) INDUSTRY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NSC      PEER GROUP    S&P 500
1991          100.00        100.00     100.00
1992          150.00        102.30     109.85
1993          208.93        208.80     122.61
1994          276.79        240.83     127.83
1995          357.14        378.87     153.64
1996          232.14        363.63     197.33

- --------------
* $100 invested on 5/31/91 in stock or index, including reinvestment of dividends.

          COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN* AMONG NSC, S&P 500 INDEX AND S&P ELECTRONICS (SEMICONDUCTORS) INDUSTRY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NSC      S&P 500    PEER GROUP
1993          100.00     100.00        100.00
1994          132.48     104.26        115.34
1995          170.94     125.31        181.45
1996          111.11     160.94        174.15

- --------------
* $100 invested on 5/31/93 in stock or index, including reinvestment of dividends.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Stock Option and Compensation Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graphs shall not be incorporated by reference into any such filings; nor shall such Report or Graphs be incorporated by reference into any future filings.

                  OUTSTANDING CAPITAL STOCK, QUORUM AND VOTING

    The Common Stock of the Company is its only class of voting Capital Stock. The Company's Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on August 9, 1996. At the close of business on that date, the Company had issued and outstanding 138,308,441 shares of Common Stock, $.50 par value and the closing price of the Company's Common Stock as reported in the Wall Street Journal composite transactions was $15.50.

    The following table sets forth the known ownership of more than 5% of the Company's outstanding Common Stock as of June 23, 1996.

                                                      AMOUNT AND
                                                       NATURE OF
               NAME AND ADDRESS OF                    BENEFICIAL     PERCENT OF
                 BENEFICIAL OWNER                      OWNERSHIP        CLASS
- --------------------------------------------------  ---------------  -----------
  The Equitable Companies Incorporated............    14,362,394(1)       10.43
   787 Seventh Avenue
   New York, NY 10019

  Miller Anderson & Sherrerd LLP..................     9,910,000(2)        7.20
   One Tower Bridge
   West Conshohocken, PA 19428

  Neuberger & Berman LP...........................     7,849,093(3)        5.70
   605 Third Avenue
   New York, NY 10158

  The Capital Group Companies, Inc................     7,694,400(4)        5.59
   333 South Hope Street
   Los Angeles, CA 90071

- --------------
(1) Includes 13,104,894 shares of which The Equitable Companies Incorporated has sole voting power, 219,300 shares of which The Equitables Companies Incorporated has shared voting power, 14,348,094 shares of which The Equitable Companies Incorporated has sole dispositive power, and 14,300 shares of which The Equitable Companies Incorporated has shared dispositive power. The information concerning shares owned is from a Schedule 13-G dated February 9, 1996 filed jointly by The Equitable Companies Incorporated on behalf of itself, AXA, a French company owning a majority interest in The Equitable Companies Incorporated, and five French mutual insurance companies collectively known as Mutuelles AXA, the owners of a majority interest in AXA.

(2) Includes 6,005,500 shares of which Miller Anderson & Sherrerd has sole voting power and 9,910,000 shares of which Miller Anderson & Shepperd has sole dispositive power. The information concerning the shares owned is from a Schedule 13-G dated February 12, 1996.

(3) Includes 1,751,916 shares of which Neuberger & Berman has sole voting power, 4,076,300 shares of which Neuberger & Berman has shared voting power and 7,849,093 shares of which Neuberger & Berman has shared dispositive power. The information concerning the shares owned is from a Schedule 13-G dated February 12, 1996.

(4) The Capital Group Companies, Inc. disclaim beneficial ownership pursuant to Rule 13d-4 of the Securities and Exchange Act of 1934. Includes 7,694,400 shares of which The Capital Group Companies, Inc. has sole voting and dispositive power. The information concerning the shares owned is from a
    Schedule 13-G dated February 9, 1996.
                              -------------------

    The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the 1996 Annual Meeting of Stockholders. Each holder of Common Stock is entitled to one vote for each share held. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of all nominees. Proxies which withhold authority to vote as to specific directors shall be deemed to cast votes for those directors not so specified. If no vote is marked with respect to any matter, the shares will be voted in accordance with the Board of Directors' recommendations. Abstentions and broker non-votes are included in the determination of a quorum but neither abstentions nor broker non-votes are counted in determining the number of shares voted on proposals presented to stockholders.

                              INDEPENDENT AUDITORS

    The Board has selected the accounting firm of KPMG Peat Marwick to continue to serve as the Company's independent auditors for the fiscal year ending May 25, 1997. Management has not followed the practice of presenting the selection of auditors to the stockholders for approval. A representative of KPMG Peat Marwick is expected to attend this meeting and will be available to respond to stockholders' questions or make a statement if he or she desires to do so.

    Audit services provided by KPMG Peat Marwick in fiscal 1996 included the examination of the Company's consolidated financial statements for the year ended May 26, 1996, the review of various filings with the Securities and Exchange Commission, and statutory audits of certain foreign subsidiaries.

    The audit services provided to the Company by KPMG Peat Marwick were approved by the Audit Committee of the Board prior to being rendered. Other specific services were approved by officers of the Company after a determination that none of such services would affect KPMG Peat Marwick's independence as auditors of the Company's financial statements based upon guidelines previously approved by the Audit Committee.

                             STOCKHOLDER PROPOSALS

    Stockholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 1997 Annual Meeting of Stockholders of the Company, provided that such proposals are received in writing by the Company no later than April 15, 1997, and provided that such proposals are otherwise in compliance with applicable law and regulations.

                                 ANNUAL REPORT

    This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended May 26, 1996. Stockholders are referred to such report for financial and other information about the activities of the Company, but except for those pages specifically incorporated in this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

                                   FORM 10-K

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, MAIL STOP 10-397, NATIONAL SEMICONDUCTOR CORPORATION, 2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CALIFORNIA 95052-8090.

                           INCORPORATION BY REFERENCE

    According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended May 26, 1996.

                                 OTHER MATTERS

    Management knows of no other matters which will be brought before the meeting. If any such matters are properly brought before the meeting, however, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

    Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy at your earliest convenience in the enclosed postpaid envelope.

                                                    JOHN M. CLARK III
                                                    SECRETARY

August 15, 1996

                        NATIONAL SEMICONDUCTOR CORPORATION

                                STOCK OPTION PLAN
                         (as amended through July 9, 1996)



1.  TITLE OF PLAN

    The title of this Plan is the National Semiconductor
Corporation Stock Option Plan, hereinafter referred to as the "Plan", and formerly known as the National Semiconductor
Corporation 1977 Stock Option Plan.


2.  PURPOSE

    The Plan is intended to align the interests of eligible key employees of National Semiconductor Corporation (hereinafter called the "Corporation") and its subsidiaries (as hereinafter defined) with the interests of the stockholders of the Corporation and to provide incentives for such employees to exert maximum efforts for the success of the Corporation. By extending to key employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its stockholders by making it possible for the Corporation to attract and retain the best available talent and by rewarding key management and technical personnel for their part in increasing the value of the Corporation's shares. It is further intended that options granted pursuant to this Plan may be incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or may be options which are not incentive stock options (hereinafter called "non-qualified stock options").


3.  STOCK SUBJECT TO THE PLAN

    There will be reserved for issue upon the exercise of options granted under the Plan 39,354,929 shares of the Corporation's $.50 par value Common Stock, subject to adjustment as provided in Paragraph 8, which may be unissued shares, reacquired shares, or shares bought on the market. If any option which shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for the purposes of the Plan (unless the Plan shall have been terminated).

4.  ADMINISTRATION

    (a) The Plan shall be administered by a committee of the Board of Directors of the Corporation (the "Committee") which shall be appointed by a majority of the whole Board. The Committee shall be constituted to permit the Plan to comply with
(i) Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") and any successor rule and (ii) IRS regulations issued under Section 162(m) of the Code, and shall initially consist of not less than three members of the Board, all of whom are ineligible for benefits under the Plan and none of whom has been so eligible for at least one year prior to serving on such Committee.

    (b) The Committee shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

       (i) To determine from time to time which of the eligible persons shall be granted options under the Plan; the time or times (during the term of the option) within which all or portions of each option may be exercised and the number of shares for which an option or options shall be granted to each of them. Notwithstanding the foregoing, no person may be granted more than 500,000 options during any one fiscal year of the Corporation.

      (ii) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     (iii) To prescribe the terms and provisions of each option granted (which need not be identical).

      (iv) To determine whether options granted shall be incentive stock options or non-qualified stock options.

       (v) To determine whether options granted shall be transferable without consideration to immediate family members or family trusts for the benefit of optionee's immediate family members. As used herein, "immediate family" means parents, spouses and children.

     (c) The Committee shall not have the authority to grant new options in exchange for the cancellation of stock options previously granted under the Plan or under any other stock option plan of the Corporation.

5.  ELIGIBILITY

    Options may be granted only to regular salaried officers and key employees of the Corporation and its subsidiaries. The term "subsidiary" corporation shall mean any corporation in which the Corporation controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock. A director of the Corporation shall not be eligible for the benefits of the Plan unless such person also is a regular salaried employee of the Corporation and/or of any subsidiary.

6.  TERMS OF OPTION AND OPTION AGREEMENTS

    Each option shall be evidenced by a written Stock Option Agreement which may expressly identify the options as incentive stock options or as non-qualified stock options, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate; provided, however, that the grant of a non-qualified option pursuant to this Plan shall in no way be construed to be an alternative to the right of an employee to purchase stock pursuant to any incentive stock option heretofore or hereafter granted to an employee pursuant to any stock option plans now in existence or hereafter adopted by the Corporation. The terms of the option agreements need not be identical, but each option agreement shall include, by appropriate language, or be subject to, the substance of all of the applicable following provisions:

    (a) The purchase price under each option granted shall be as determined by the Committee but shall in no instance be less than 100% of fair market value on the date of grant. The fair market value on the date of grant shall be the opening price of the Common Stock on the New York Stock Exchange on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading).

    (b) The maximum term of any incentive stock option shall be ten years from the date it was granted.

    (c) The maximum term of any non-qualified stock option shall be ten years and one day from the date it was granted.

    (d) An option may not be exercised to any extent, either by the person to whom it was granted or by the grantee's transferee, or by any person after the grantee's death, unless the person to whom the option was granted has remained in the continuous employ of the Corporation, or of a subsidiary, for not less than six months from the date when the option was granted. Otherwise, each option shall be exercisable as determined by the Committee.

     (e) The Corporation, during the terms of options granted under the Plan, at all times will keep available the number of shares of stock required to satisfy such options.

     (f) The Corporation will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell shares of stock to satisfy such options. Inability of the Corporation to obtain from any such regulatory commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance and sale of its stock to satisfy such options shall relieve the Corporation from any liability for failure to issue and sell stock to satisfy such options pending the time when such authority is obtained or is obtainable.

     (g) Neither a person to whom an option is granted nor his or her transferee, legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until he or she has exercised his or her option pursuant to the terms thereof.

     (h) In order to be exempt under Section 16 of the Exchange Act, the option may not be transferable except by will or by the laws of descent or distribution, and during the lifetime of the person to whom the option is granted he or she alone may exercise it.

     (i) An option shall terminate and may not be exercised if the person to whom it is granted ceases to be continuously employed by the Corporation, or by a subsidiary of the Corporation, except (subject nevertheless to the last sentence of this subparagraph (h)): (1) if the grantee's continuous employment is terminated for any reason other than (i) retirement,
(ii) permanent disability, or (iii) death, the grantee or the grantee's transferee may exercise the option to the extent that the grantee was entitled to exercise such option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if the grantee shall die within the period of three (3) months following the date of such termination without having exercised such option, the option may be exercised within a period of one year following the grantee's death by the grantee's transferee or the person or persons to whom the grantee's rights under the option pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; (2) if the grantee's continuous employment is terminated by (i) retirement, (ii) permanent disability, or (iii) death, the option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by the grantee or the grantee's transferee, or in the event of the grantee's death, by the persons to whom the grantee's rights under the option shall pass by will or by the laws of descent or distribution; (3) if the grantee's continuous employment is terminated and within a period of ninety (90) days thereafter the grantee is recalled to the active payroll, the Committee may reinstate any portion of the option previously granted but not exercised. Nothing contained in this subparagraph (h) is intended to extend the stated term of the option and in no event may an option be exercised by anyone after the expiration of its stated term.

     (j) Option agreements evidencing incentive stock options shall contain such terms and provisions as may be necessary to render them incentive stock options pursuant to Section 422A of the Code and the Income Tax Regulation thereunder, as the same or any successor statute or regulations may at the time be in effect.

     (k) Nothing in this Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Corporation or any of its subsidiaries, or to interfere in any way with the right of the Corporation or any of its subsidiaries to terminate his or her employment at any time.


7.  TIME OF GRANTING OPTION

    The Committee shall determine the date on which options are granted under the Plan. All options granted must be approved at a meeting of the Committee by a majority of the members of the Committee. If an option agreement is not executed by an employee and returned to the Corporation on or prior to ninety (90) days after the date the option is granted (or such earlier date as the Committee may specify), such option shall terminate.


8.  ADJUSTMENT IN NUMBER OF SHARES AND IN OPTION PRICE

    In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for option, as well as the shares subject to any option and the option price thereof, shall be appropriately adjusted by the Committee.


9.  PAYMENT OF PURCHASE PRICE AND WITHHOLDING TAXES

    (a) The purchase price for all shares purchased pursuant to options exercised must be either paid in full in cash, or paid in full, with the consent of the Committee, in Common Stock of the Corporation valued at fair market value on the date of exercise or a combination of cash and Common Stock. Fair market value on the date of exercise is the opening price of the Common Stock on the

New York Stock Exchange on such date, or if there shall be no trading on such date, then on the first previous date on which there was such trading.

    (b) The Committee may permit the payment of all or part of the applicable withholding taxes due upon exercise of an option, up to the highest marginal rates then in effect, by the withholding of shares otherwise issuable upon exercise of the option. Option shares withheld in payment of such taxes shall be valued at the fair market value of the Corporation's Common Stock on the date of exercise as defined herein.


10. CHANGE IN CONTROL

    In the event the Corporation is merged into or acquired by another entity in a transaction involving a change in control, the Committee shall have the complete authority and discretion, but not the obligation, to accelerate the vesting of any outstanding options granted hereunder. The Committee may also ask the Board of Directors to negotiate, as part of any agreement involving a sale or merger of the Corporation, a sale of substantially all the Corporation's assets or similar transaction, terms providing protection for employees holding options under the Plan.


11. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

    (a) The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Board will seek stockholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Corporation's stock is listed, or other applicable law or regulation.

    (b) The Plan shall continue in effect until all shares available for issuance under the Plan have been issued. An option may not be granted while the Plan is suspended or after it is terminated.

    (c) The rights and obligations under any options granted while the Plan is in effect shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the option was granted or the grantee's transferee or to whom rights under an option shall have passed by will or by the laws of descent and distribution.


12. EFFECTIVE DATE

    The Plan, as amended and restated, shall become effective on April 22, 1994, subject to approval by the stockholders of the Corporation within twelve (12) months after said date.

PROXY                   NATIONAL SEMICONDUCTOR CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            1996 ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 27, 1996

   The undersigned acknowledges receipt of (a) Notice of 1996 Annual Meeting of the Stockholders of the Company to be held on September 27, 1996, (b) accompanying Proxy Statement, and (c) Annual Report of the Company for its fiscal year ended May 26, 1996. Brian L. Halla and John M. Clark III, or either of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of National Semiconductor Corporation (the "Company") which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders to be held in the Champagne 1, 2 and 3 Ballrooms of the Sofitel Hotel, 223 Twin Dolphin Drive, Redwood City, California on September 27, 1996 or any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment thereof.

   THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON EACH ITEM AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

             CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE     SEE REVERSE
                                                                  SIDE

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

1. ELECTION OF DIRECTORS NOMINEES:

Brian L. Halla, Gary P. Arnold,
Robert Beshar, Modesto A. Maidique,
Edward R. McCracken, J. Tracy
O'Rourke, Charles E. Sporck, Donald
E. Weeden.
                FOR      WITHHELD
              /     /     /     /


- ------------------------------------------------------------

Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

2. To approve the addition of 6,600,000 shares of Common Stock to the Stock Option Plan as amended.

              FOR          AGAINST       ABSTAIN
              /     /      /     /       /    /


                        IN THEIR DISCRETION THE PROXIES ARE     MARK HERE
                        AUTHORIZED  TO VOTE  ON SUCH  OTHER    FOR ADDRESS  / /
                        MATTERS AS MAY PROPERLY COME BEFORE     CHANGE AND
                        THE  MEETING  OR   ANY  ADJOURNMENT    NOTE AT LEFT
                        THEREOF.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS
ATTORNEY,  EXECUTOR,   TRUSTEE  OR  IN  REPRESENTATIVE
CAPACITY, SIGN NAME AND TITLE.


Signature:                                        Date
          ------------------------------------         ----------------

Signature:                                        Date
          ------------------------------------         ----------------